CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of the Vanguard CMT Funds of our report dated May 21, 2004, relating to the financial statements of Vanguard Market Liquidity Fund with appears in such Registration Statement. We also consent to the reference to us under the heading "Service Providers -- Independent Registered Public Accounting Firm" in such Registration Statement.

/S/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Philadelphia, PA

May 21, 2004